Exhibit 3.1

RAIT FINANCIAL TRUST

ARTICLES OF AMENDMENT

RAIT Financial Trust, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Declaration of Trust of the Trust (the “Declaration of Trust”) is hereby amended to provide that, upon the Effective Time (as defined herein), every three common shares of beneficial interest, $0.01 par value per share (“Old Common Shares”), of the Trust that were issued and outstanding immediately prior to the Effective Time shall be changed into one issued and outstanding common share of beneficial interest, $0.03 par value per share (the “New Common Shares”), without any further action by the Trust or the holder thereof (the “Reverse Stock Split”).

SECOND: The amendment to the Declaration of Trust as set forth above has been duly approved by a majority of the Board of Trustees of the Trust as required by the Maryland REIT Law. Pursuant to Section 8-501(f)(3) of the Maryland REIT Law, no shareholder approval was required.

THIRD: There has been no increase in the authorized common shares of beneficial interest of the Trust effected by the amendment to the Declaration of Trust as set forth above.

FOURTH: These Articles of Amendment will become effective at 4:10 p.m. Eastern time on June 30, 2011 (the “Effective Time”).

FIFTH: The undersigned, Raphael Licht, Secretary of the Trust, acknowledges these Articles of Amendment to be the trust act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned, Raphael Licht, Secretary of the Trust, acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment to be signed in its name and on its behalf by its Secretary and attested by its Assistant Secretary on this 18th day of May, 2011.

ATTEST:	RAIT FINANCIAL TRUST

/S/ ANDERS F. LAREN	By: /s/ RAPHAEL LICHT (SEAL)
Name: Anders F. Laren	Name: Raphael Licht Title: Secretary
Title: Assistant Secretary

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